FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST INC. EXPANDS WITH SIXTH FLORIDA LOCATION, CONSOLIDATING ITS SELF STORAGE PRESENCE IN BROWARD COUNTY

     DAVIE, Fla. – July 14, 2010 - Strategic Storage Trust, Inc. (SSTI) – a publicly registered non-traded REIT targeting the self storage market – recently acquired an approximately 1,040-unit self storage facility located in Davie, Fla.

The site will be rebranded under the SmartStop Self Storage trade name.

     “This acquisition represents our growth strategy across the country,” said H. Michael Schwartz, SSTI’s chairman and CEO. “We will continue to focus on major metros like the South Florida market which offer tremendous long term value at today’s prices.” The property is located at 3401 South State Road 7 and contains approximately 122,700 rentable square feet on approximately 8.4 acres. The 13 single-story buildings are less than three miles west of Ft Lauderdale-Hollywood International Airport (FLL) and Interstate 95, and less than a mile east of the Florida Turnpike. The property includes a manager’s office with a two-story residential apartment and both climate controlled and non-climate controlled self units. It currently holds an occupancy rate of 78%.

     The Davie property is located between two recently-acquired SSTI properties (Oakland Park and Weston). It is nine miles southwest of the Oakland Park/Ft Lauderdale site and 10 miles east of the Weston facility.

     “We’re able to operate our brand much more efficiently in the area with a concentration of locations here,” said Wayne Johnson, Senior Vice President of Acquisitions for SSTI. “A growing portion of our self-storage properties in Florida are in Broward County, the second most populous county in Florida. Higher density and limited land available for new development can help drive occupancy and demand.” In addition, the county offers one of the most desirable climates in the United States, and has a wide variety of recreational opportunities and cultural amenities. The Port Everglades Seaport is the deepest in the Southeast and is the third busiest cruise port in the world.

     Charles “Chico” LeClaire and Mike Mele of Marcus & Millichap were the brokers. SSTI currently owns five other self storage facilities in Florida:

  1396 Capital Circle NE in Tallahassee: 23 buildings with approximately 1,550 units.
  16400 State Rd. 84 in Weston: Four-story building with approximately 650 units located 33 miles north of Miami.
  15 McClure Drive in Gulf Breeze: Eight single-story buildings with approximately 700 units located outside of Pensacola.
  4761 Gulf Breeze Pkwy. in Gulf Breeze: Four single-story buildings with approximately 290 units located outside of Pensacola.
  4950 N Dixie Hwy in Oakland Park: Four-story building with approximately 1,600 units located five miles north of downtown Fort Lauderdale.

     Since the launch of SSTI two years ago, SSTI’s portfolio of wholly-owned properties has expanded to include 35 properties in 14 states (Alabama, Arizona, California, Florida, Georgia, Kentucky, Mississippi, Nevada, New Jersey, Pennsylvania, South Carolina, Tennessee, Texas and Virginia).

About Strategic Storage Trust, Inc.

SSTI is a publicly registered ($1 billion of common stock registered) non-traded REIT with a portfolio that currently includes approximately 24,500 self storage units and 3.0 million rentable square feet of storage space. SSTI’s sponsor is Strategic Capital Holdings, which manages a growing portfolio of over 6.3 million square feet of commercial properties, including 4.6 million square feet of self storage facilities, with a combined market value of over $685 million. For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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Vanessa Showalter
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Genevieve Anton
Principal
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